EXHIBIT 99

e.spire COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
YEAR TO DATE - MARCH 31, 1998
($'s in thousands)
                                                      Networks      Networks
                                 Networkd Placed       Placed        Placed
                                 in Service          in Service    in Service
                                 Prior to 12/31/95     During        During
                                                        1996          1997
                                ---------------   ---------------  -----------

Property, Plant & Equipment       $  122,942          $  92,119    $  99,982

Revenues                          $   11,262          $   5,371    $   5,696

EBITDA                            $    (886)          $    (952)   $  (1,837)

EBIT                              $  (2,805)          $  (2,497)   $  (3,356)

Network Statistics (cumulative)
     Access Lines Sold               23,910              16,184       31,487
     Fiber Miles                     37,634              38,895       35,557
     Route Miles                        609                 407          298
     Buildings Connected              1,035                 542          335
     Voice Grade Equivalents        522,204             331,028      206,369